SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): October 9, 2000
                                                          ---------------


                               CYTOGEN CORPORATION
                               -------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                      000-14879                 222322400
----------------------------     ----------------         -------------------
(State or Other Jurisdiction     (Commission File          (I.R.S. Employer
    of Incorporation)                 Number)             Identification No.)


600 College Road East, CN5308
  Princeton, NJ                                                  08540
-----------------------------                                  ----------
(Address of Principal                                          (Zip Code)
  Executive Offices)



       Registrant's telephone number, including area code: (609) 750-8200
                                                           --------------

ITEM 5.  OTHER EVENTS.


      On October 9, 2000, Cytogen Corporation, a Delaware corporation (the "Company") entered into an Equity Financing Facility (the "Facility") under the terms of a Common Stock Purchase Agreement (the "Agreement") with Acqua Wellington North American Equities Fund, Ltd. ("Acqua Wellington"). Under the terms of the Agreement, the Company may, at its sole discretion and from time to time over the next 20 months, sell shares of its Common Stock to Acqua Wellington at a small discount to market price, as determined prior to each such sale. The Facility is not subject to any minimum takedown requirements and provides for the sale of up to $70 million in registered shares of the Company's Common Stock. A complete copy of the Agreement and related press release are filed herewith as Exhibit 10.1 and Exhibit 99.1, respectively.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)   Exhibits.
               --------

               Exhibit No.                      Description
               -----------                      -----------

                  10.1              Common Stock Purchase Agreement
                  99.1              Press Release dated October 10, 2000

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CYTOGEN CORPORATION


                                       By: /s/ Catherine M. Verna, Esq.
                                           ----------------------------
                                           Catherine M. Verna, Esq.
                                           Vice President and General Counsel


Dated:  October 12, 2000

                                  EXHIBIT INDEX


               Exhibit No.                      Description
               -----------                      -----------

                  10.1              Common Stock Purchase Agreement
                  99.1              Press Release dated October 10, 2000